THIRD QUARTER 2024 Plymouth REIT Supplemental Information

Q3 2024 Supplemental | 1

Table of Contents

Table of Contents
Executive Summary	4
Company Overview, Management, Board of Directors, and Investor Relations	4
Portfolio Snapshot	5
Total Acquisition and Replacement Cost by Market	5
Acquisition Activity	6
Development Projects	7
Value Creation Examples	8
Guidance	9
Financial Information
Consolidated Balance Sheets	11
Consolidated Statements of Operations	12
Non-GAAP Measurements	13
Same Store Net Operating Income (NOI)	14
Debt Summary	15
Capitalization and Capital Markets Activity	16
Net Asset Value Components	17
Rentable Square Feet and Annualized Base Rent by Market	18
Operational & Portfolio Information
Leasing Activity: Lease Renewals and New Leases	20
Leasing Activity: Lease Expiration Schedule & % of Annual Base Rent Expiring	21
Leased Square Feet and Annualized Base Rent by Tenant Industry	22
Leased Square Feet and Annualized Base Rent by Type	23
Top 10 Tenants by Annualized Base Rent	24
Lease Segmentation by Size	25
Capital Expenditures	26
Appendix
Glossary	28

Q3 2024 Supplemental | 2

Disclaimers

References herein to “we,” “us,” and “our” refer to Plymouth Industrial REIT. Inc. (“Plymouth” or the “Company”)

Forward-Looking Statements

This Supplemental Information contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this Supplemental Information do not constitute guarantees of future performance. Investors are cautioned that statements in this Supplemental Information, which are not strictly historical statements and include, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control, including, without limitation, those factors described under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this Supplemental Information, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Definitions and Reconciliations

For definitions of certain terms used throughout this Supplemental Information, including certain non-GAAP financial measures, refer to the Glossary on pages 28-33. For reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures, refer to page 13.

Q3 2024 Supplemental | 3

Executive Summary

Company Overview

Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a full service, vertically integrated real estate investment company focused on the acquisition, ownership, and management of single and multi-tenant industrial properties. Our mission is to provide tenants with cost effective space that is functional, flexible and safe.

Management, Board of Directors, Investor Relations, and Equity RESEARCH Coverage

Corporate

20 Custom House Street
11th Floor

Boston, Massachusetts 02110

617.340.3814

www.plymouthreit.com

Investor Relations

Tripp Sullivan

SCR Partners

IR@plymouthreit.com

Continental Stock Transfer
& Trust Company

1 State Street, 30th Floor

New York, NY 10004

212.509.4000

Executive Management

Jeffrey E. Witherell

Chief Executive Officer
and Chairman

Anthony J. Saladino

Executive Vice President

and Chief Financial Officer

James M. Connolly

Executive Vice President

Asset Management

Lyndon J. Blakesley

Senior Vice President

and Chief Accounting Officer

Benjamin P. Coues

Senior Vice President

and Head of Acquisitions

Anne A. Hayward, ESQ.

Senior Vice President

and General Counsel

Daniel R. Heffernan

Senior Vice President

Asset Management

Scott L. Robinson

Senior Vice President

Corporate Development

Board of Directors

Phillip S. Cottone

Independent Director

Richard DeAgazio

Independent Director

David G. Gaw

Lead Independent Director

John W. Guinee

Independent Director

Caitlin Murphy

Independent Director

Pendleton P. White, Jr.

Director

Jeffrey E. Witherell

Chief Executive Officer
and Chairman

Equity Research Coverage[1]

Baird

Nicholas Thillman

414.298.5053

Barclays

Brendan Lynch

212.526.9428

BMO Capital Markets

John Kim

212.885.4115

BNP Paribas Exane

Nate Crossett

646.725.3716

B Riley Securities

Bryan Maher

646.885.5423

Colliers Securities

Barry Oxford

203.961.6573

JMP Securities

Mitch Germain

212.906.3537

J.P. Morgan

Mike Mueller

212.622.6689

KeyBanc Capital
Markets

Todd Thomas

917.368.2375

Truist Securities

Anthony Hau

212.303.4176

Wedbush Securities Richard Anderson 212.931.7001

Investor Conference Call and Webcast

The Company will host a conference call and live audio webcast, both open for the general public to hear, on November 7, 2024 at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (844) 784-1727 (international callers: (412) 717-9587). A replay of the call will be available through November 14, 2024 by dialing (877) 344-7529 and entering the replay access code, 6027952.

1	The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by the Company or its management. The Company does not by reference above imply its endorsement of or concurrence with such information, conclusions or recommendations.

Q3 2024 Supplemental | 4

Highlights

As of September 30, 2024

Portfolio Snapshot

Number of Properties	158
Number of Buildings	223
Square Footage	34,897,304
Portfolio Occupancy	94.2%
Same-Store Occupancy	97.5%
WA Lease Term Remaining (yrs.)[1]	3.3
Multi-Tenant as % of ABR	56.3%
Single Tenant as % of ABR	43.7%
WA Annual Rent Escalators	~3.0%
Triple Net Leases as % of ABR	81.2%

1 The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.

Total Acquisition and Replacement Cost by Market

($ in Thousands)

Market	State	# of Buildings	Rentable Square Feet	Total Acquisition Cost[1]	Replacement Cost[2]
Atlanta	GA	13	2,086,835	$ 111,988	$ 154,583
Boston	ME	2	268,713	19,023	40,729
Charlotte	NC	1	155,220	20,400	20,821
Chicago	IL, IN, WI	40	6,624,335	279,750	710,499
Cincinnati	OH, KY	12	2,710,964	106,705	190,851
Cleveland	OH	19	3,979,209	201,550	362,436
Columbus	OH	14	3,230,487	137,624	257,186
Indianapolis	IN	17	4,085,169	149,251	356,416
Jacksonville	FL, GA	28	2,132,396	159,621	218,067
Memphis	MS, TN	63	6,404,287	285,907	593,159
St. Louis	IL, MO	14	3,219,689	213,787	325,818
Total	12	223	34,897,304	$ 1,685,606	$ 3,230,565

1	Represents total direct consideration paid prior to the allocations per U.S. GAAP and the allocated costs in accordance to GAAP of development properties placed in-service.
2	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

Q3 2024 Supplemental | 5

Acquisition Activity

Acquisitions ($ in Thousands)

Location	Acquisition Date	# of Buildings	Purchase Price[1]	Square Footage	Projected Initial Yield[2]	Cost per Square Foot[3]
Memphis, TN	7/18/2024	14	$ 100,500	1,621,241	8.0%	$ 61.99
Multiple	Full Year 2022	44	$ 253,655	4,164,864	6.1%	$ 71.54
Multiple	Full Year 2021	24	$ 370,977	6,380,302	6.7%	$ 63.15
Multiple	Full Year 2020	27	$ 243,568	5,473,596	7.8%	$ 46.99
Multiple	Full Year 2019	32	$ 220,115	5,776,928	8.4%	$ 42.21
Multiple	Full Year 2018	24	$ 164,575	2,903,699	8.2%	$ 70.54
Multiple	2017 (since IPO)	36	$ 173,325	5,195,563	8.4%	$ 33.81
Total Acquisitions Post-IPO		201	$ 1,526,715	31,516,193	7.6%	$ 48.44

Note: Portfolio statistics and acquisitions include wholly owned industrial properties only; excludes our property management office located in Columbus, Ohio.

1	Represents total direct consideration paid rather than GAAP cost basis.
2	We define projected initial yield as calculated as dividing the company’s estimate of year 1 cash net operating income from the applicable property’s operations by the purchase price. Total projected initial yield is weighted based on Purchase Price.
3	Calculated as Purchase Price divided by square footage.

Q3 2024 Supplemental | 6

Development Projects

As of September 30, 2024

The total investment in completed developments is approximately $61.1 million. The estimated stabilized cash NOI yields on development projects under construction and completed range between 7.0% - 9.0%.

Plymouth is partnering with the Green Building Initiative to align our environmental objectives with the execution of all new development and portfolio enhancement activities. Thus far, Plymouth has achieved a Three Green Globe certification on our Cincinnati development and a Two Green Globe certification on our completed developments in Boston, Jacksonville (2) and Atlanta (2) [1].

Under Construction[2]	# of Buildings	Total Rentable Square Feet (RSF)	% Leased	Investment ($ in millions)	% Funded	Estimated Completion
Jacksonville - Liberty II	1	52,920	100%	$ 8.6	96%	Q4 2024
Total	1	52,920		$ 8.6

Completed[3]	# of Buildings	Total Rentable Square Feet (RSF)	% Leased	Investment ($ in millions)	% Funded	Completed
Boston - Milliken Road	1	68,088	100%	$ 9.3	100%	Q4 2022
Atlanta - New Calhoun I	1	236,600	100%	13.8	100%	Q1 2023
Cincinnati - Fisher Park I	1	154,692	100%	14.0	100%	Q1 2023
Atlanta - New Calhoun II	1	180,000	100%	12.1	100%	Q3 2023
Jacksonville – Salisbury	1	40,572	100%	6.2	100%	Q3 2023
Jacksonville – Liberty I	1	39,750	100%	5.7	100%	Q4 2023
Total	6	719,702	100%	$ 61.1	100%

1	The Company is a member organization of the Green Building Initiative (GBI), a nonprofit organization and American National Standards Institute (ANSI) Accredited Standards Developer dedicated to reducing climate impacts by improving the built environment. Founded in 2004, the organization is the global provider of the Green Globes and federal Guiding Principles Compliance certification and assessment programs.
2	Under construction represents projects for which vertical construction has commenced. Refer to the Developable Land section of the Net Asset Value Components on page 17 of this Supplemental Information for additional details on the Company's development activities.
3	Completed buildings are included within portfolio occupancy and square footage metrics as of September 30, 2024.

Q3 2024 Supplemental | 7

Value Creation Examples

SAVANNAH: Lease Directly to Subtenant	JACKSONVILLE: New Industrial Development	MEMPHIS: New Acquisition

SIGNIFICANT TRAILER PARKING/ STORAGE
ELAN CT
INDUSTRIAL BLVD

Negotiated deal that was initially a sublease on 187,205 square feet that turned into a direct lease.

Four-year deal, no downtime, no external brokers and no tenant improvements. Rental rate increase of 124% over expiring rent.

The property was acquired in 2020 at an initial NOI yield of 5.1%. Stabilized yield is now 12.0% with annual lease escalations averaging 2.5%.

Delivered two buildings in 2023 totaling 80,322 square feet, both of which are fully leased.

Commenced construction on a third, 100% pre-leased building at Liberty Business Park which will comprise 52,920 square feet. The anticipated delivery is Q4 2024.

Marketing an additional fully designed and permit-ready site at Liberty Business Park that can provide approximately 42,667 square feet.

Purchased 1,621,241-square-foot, 14-building industrial portfolio in Memphis, TN in July 2024, for $100.5 MM for initial NOI yield of 8.0%.

At acquisition, portfolio was 94% leased to 46 tenants with weighted average remaining lease term of 3.4 years. In-place rents are consistent with our portfolio average mark-to-market of 18% to 20%.

In addition to significant mark-to-market opportunity, additional value add opportunities include excess land capable of supporting 115,000 square feet of new development and potential user sales.

Q3 2024 Supplemental | 8

Guidance

As of November 4, 2024

Unaudited (in thousands, except per-share amounts)

Plymouth adjusts its full year 2024 guidance ranges for net income and Core FFO per weighted average common share and units and adjusted its accompanying assumptions, which can be found in the tables below:

	Full Year 2024 Range[1]
	Low	High
Core FFO attributable to common stockholders and unit holders per share	$1.83	$1.85
Same Store Portfolio NOI growth - cash basis[2]	5.00%	5.25%
Average Same Store Portfolio occupancy - full year	97.0%	97.5%
General and administrative expenses[3]	$15,000	$14,600
Interest expense, net	$38,250	$37,750
Weighted average common shares and units outstanding[4]	45,880	45,880

Reconciliation of net loss attributable to common stockholders and unit holders per share to Core FFO guidance:
	Full Year 2024 Range[1,2,3]
	Low	High
Net income/(loss)	$2.99	$3.01
Gain on sale of real estate[5]	(3.22)	(3.22)
Preferred dividend[6]	(0.03)	(0.03)
Loss on financing transaction[7]	0.32	0.32
Real estate depreciation and amortization	1.77	1.77
	$1.83	$1.85

1	Our 2024 guidance refers to the Company's in-place portfolio as of November 4, 2024, inclusive of the Chicago JV portfolio sale scheduled to close in November 2024 and does not include the impact from prospective acquisitions, dispositions, or capitalization activities.
2	The Same Store Portfolio consists of 200 buildings aggregating 31,245,756 rentable square feet, representing approximately 89.5% of the total in-place portfolio square footage as of November 4, 2024. The Same Store projected performance reflects an annual NOI on a cash basis, excluding termination income. The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by the Company as of December 31, 2022. The Same Store Portfolio excludes properties that are classified as repositioning, lease-up during 2023 or 2024 (five buildings representing approximately 1,533,000 square feet), acquired or developments placed into service during 2023 and 2024, or under contract for sale. The Same Store Portfolio stats reflected in Guidance do not account for the deconsolidation of the Chicago JV portfolio.
3	Includes non-cash stock compensation of $4.3 million for 2024.
4	As of November 4, 2024, the Company has 45,879,485 common shares and units outstanding.
5	Gain on sale of real estate includes year-to-date realized gains plus an estimated gross book gain on the disposition of the Chicago JV portfolio in connection with the Sixth Street transaction, excluding closing costs and prorations
6	Preferred dividend includes cash and accrued (PIK) dividends at an annualized rate of 7.0%.
7	Loss on financing transaction includes the net impact of the initial accounting treatment loss and corresponding issuance costs realized upon the issuance of the Preferred Series C Units and warrants issued in August 2024, partially offset by a net unrealized gain due to the change of the respective fair market value of the instruments between the date of issuance and the end of the reporting period.

Q3 2024 Supplemental | 9

Financial Information

Q3 2024 Supplemental | 10

Consolidated Balance Sheets

Unaudited ($ in thousands)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
ASSETS
Real estate properties:
Land	$ 237,514	$ 223,049	$ 224,532	$ 226,020	$ 227,599
Building and improvements	1,156,378	1,325,468	1,326,722	1,341,846	1,343,025
Net investment in sales-type lease[1]	-	21,396	$ 21,459	-	-
Less: accumulated depreciation	(246,652)	(292,454)	(277,253)	(268,046)	(254,402)
Total real estate properties, net	$ 1,147,240	$ 1,277,459	$ 1,295,460	$ 1,299,820	$ 1,316,222
Real estate assets held for sale, net [1]	199,548	-	-	-	-
Cash, cash held in escrow and restricted cash	33,556	36,129	27,237	26,204	30,272
Deferred lease intangibles, net	44,458	42,434	46,396	51,474	56,316
Interest rate swaps[1]	13,237	25,328	26,382	21,667	34,115
Other assets	49,256	40,445	39,670	42,734	39,585
Forward contract asset [1]	9,116	-	-	-	-
Total assets	$ 1,496,411	$ 1,421,795	$ 1,435,145	$ 1,441,899	$ 1,476,510
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND EQUITY
Secured debt, net	$ 176,717	$ 262,834	$ 265,619	$ 266,887	$ 377,714
Unsecured debt, net[1]	644,865	603,726	603,558	603,390	512,823
Interest rate swaps[1]	1,085	5	189	1,161	-
Accounts payable, accrued expenses and other liabilities	83,397	67,492	68,049	73,904	75,112
Real estate liabilities held for sale, net [1]	67,982	-	-	-	-
Warrant liability[1]	73,335	-	-	-	-
Deferred lease intangibles, net	5,095	5,134	5,590	6,044	6,604
Financing lease liability[1]	2,290	2,284	2,278	2,271	2,265
Total liabilities	$ 1,054,766	$ 941,475	$ 945,283	$ 953,657	$ 974,518
Redeemable non-controlling interest - Series C Preferred Unit [1]	$ 426	$ -	$ -	$ -	$ -
Equity:
Common stock	$ 454	$ 454	$ 453	$ 452	$ 452
Additional paid in capital	614,716	624,810	634,651	644,938	654,346
Accumulated deficit	(190,675)	(175,074)	(176,388)	(182,606)	(191,882)
Accumulated other comprehensive income	11,969	24,998	25,859	20,233	33,695
Total stockholders' equity	$ 436,464	$ 475,188	$ 484,575	$ 483,017	$ 496,611
Non-controlling interest	4,755	5,132	5,287	5,225	5,381
Total equity	$ 441,219	$ 480,320	$ 489,862	$ 488,242	$ 501,992
Total liabilities, redeemable non-controlling interest and equity	$ 1,496,411	$ 1,421,795	$ 1,435,145	$ 1,441,899	$ 1,476,510

1	See Glossary, page 31-32 for further information.

Q3 2024 Supplemental | 11

Consolidated Statements of Operations

Unaudited ($ in thousands, except per-share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Rental revenue	$ 38,328	$ 37,416	$ 112,549	$ 112,816
Tenant recoveries	13,104	12,320	37,722	36,190
Management fee revenue and other income	439	29	514	58
Total revenues	$ 51,871	$ 49,765	$ 150,785	$ 149,064
Operating expenses:
Property	17,374	15,754	47,585	47,398
Depreciation and amortization	21,010	22,881	64,725	70,098
General and administrative	3,582	3,297	10,826	10,586
Total operating expenses	$ 41,966	$ 41,932	$ 123,136	$ 128,082
Other income (expense):
Interest expense	(10,359)	(9,473)	(29,368)	(28,592)
Loss on extinguishment/redemption of debt	-	(72)	-	(72)
Gain (loss) on sale of real estate[1]	(234)	12,112	8,645	12,112
Loss on financing transaction[1]	(14,657)	-	(14,657)	-
Total other income (expense)	$ (25,250)	$ 2,567	$ (35,380)	$ (16,552)
Net income (loss)	$ (15,345)	$ 10,400	$ (7,731)	$ 4,430
Less: Net income (loss) attributable to non-controlling interest	(170)	114	(88)	46
Less: Net income (loss) attributable to redeemable non-controlling interest - Series C Preferred Units	426	-	426	-
Net income (loss) attributable to Plymouth Industrial REIT, Inc.	$ (15,601)	$ 10,286	$ (8,069)	$ 4,384
Less: Preferred Stock dividends	-	677	-	2,509
Less: Loss on extinguishment/redemption of Series A Preferred Stock	-	2,021	-	2,023
Less: Amount allocated to participating securities	89	83	277	253
Net income (loss) attributable to common stockholders	$ (15,690)	$ 7,505	$ (8,346)	$ (401)
Net income (loss) per share attributable to common stockholders – basic[1]	$ (0.35)	$ 0.17	$ (0.19)	$ (0.01)
Net income (loss) per share attributable to common stockholders – diluted[1]	$ (0.35)	$ 0.17	$ (0.19)	$ (0.01)
Weighted-average common shares outstanding - basic	45,009	44,057	44,979	43,108
Weighted-average common shares outstanding - diluted	45,009	44,140	44,979	43,108

1	See Glossary, page 33 for further information.

Q3 2024 Supplemental | 12

Non-GAAP Measurements

Unaudited ($ in thousands, except per-share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Consolidated NOI
Net income (loss)	$ (15,345)	$ 10,400	$ (7,731)	$ 4,430
General and administrative	3,582	3,297	10,826	10,586
Depreciation and amortization	21,010	22,881	64,725	70,098
Interest expense	10,359	9,473	29,368	28,592
Loss on extinguishment of debt	-	72	-	72
(Gain) loss on sale of real estate[1]	234	(12,112)	(8,645)	(12,112)
Loss on financing transaction[1]	14,657	-	14,657	-
Management fee revenue and other income	(439)	(29)	(514)	(58)
Net Operating Income	$ 34,058	$ 33,982	$ 102,686	$ 101,608
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
Net income (loss)	$ (15,345)	$ 10,400	$ (7,731)	$ 4,430
Depreciation and amortization	21,010	22,881	64,725	70,098
Interest expense	10,359	9,473	29,368	28,592
Loss on extinguishment of debt	-	72	-	72
(Gain) loss on sale of real estate[1]	234	(12,112)	(8,645)	(12,112)
Loss on financing transaction[1]	14,657	-	14,657	-
EBITDAre	$ 30,915	$ 30,714	$ 92,374	$ 91,080
Stock compensation	1,093	827	3,118	2,128
Acquisition expenses	-	-	-	85
Pro forma effect of acquisitions/developments[1]	488	542	925	1,303
Adjusted EBITDA	$ 32,496	$ 32,083	$ 96,417	$ 94,596
Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)
Net income (loss)	$ (15,345)	$ 10,400	$ (7,731)	$ 4,430
(Gain) loss on sale of real estate[1]	234	(12,112)	(8,645)	(12,112)
Depreciation and amortization	21,010	22,881	64,725	70,098
FFO	$ 5,899	$ 21,169	$ 48,349	$ 62,416
Preferred Stock dividends	-	(677)	-	(2,509)
Redeemable non-controlling interest - Series C Preferred Unit dividends[1]	(426)	-	(426)	-
Loss on financing transaction[1]	14,657	-	14,657	-
Acquisition expenses	-	-	-	85
Loss on extinguishment of debt	-	72	-	72
Core FFO	$ 20,130	$ 20,564	$ 62,580	$ 60,064
Amortization of debt related costs	470	570	1,346	1,708
Non-cash interest expense	89	(50)	(329)	402
Stock compensation	1,093	827	3,118	2,128
Capitalized interest	(140)	(282)	(321)	(968)
Straight line rent	(17)	(216)	1,012	(1,833)
Above/below market lease rents	(299)	(417)	(910)	(1,820)
Recurring capital expenditures[1]	(2,853)	(1,965)	(5,254)	(4,863)
AFFO	$ 18,473	$ 19,031	$ 61,242	$ 54,818
Weighted-average common shares and units outstanding[1]	45,883	44,922	45,855	43,966
Core FFO attributable to common stockholders and unit holders per share	$ 0.44	$ 0.46	$ 1.36	$ 1.37
AFFO attributable to common stockholders and unit holders per share	$ 0.40	$ 0.42	$ 1.34	$ 1.25

1	See Glossary, page 33 for further information.

Q3 2024 Supplemental | 13

Same Store Net Operating Income (NOI)

Unaudited ($ and SF in thousands)

Same Store Portfolio Statistics
Square footage	31,246

Includes: wholly owned properties as of December 31, 2022; determined and set once per year for the following twelve months (refer to Glossary for Same Store definition)

Excludes: wholly owned properties classified as repositioning, lease-up during 2023 or 2024 (5 buildings representing approximately 1,553,000 of rentable square feet), placed into service 2023 and 2024, and under contract for sale.

Number of properties	146
Number of buildings	200
Percentage of total portfolio square footage	89.5%
Occupancy at period end	97.5%

Same Store NOI
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Same Store NOI - GAAP Basis
Rental revenue	$ 46,397	$ 45,657	$ 46,930	$ 46,072	$ 45,609
Property expenses	15,579	13,294	15,213	13,296	14,343
Same Store NOI - GAAP Basis	$ 30,818	$ 32,363	$ 31,717	$ 32,776	$ 31,266
Early termination revenue	-	150	23	6	75
Same Store NOI - GAAP Basis excluding early termination revenue	$ 30,818	$ 32,213	$ 31,694	$ 32,770	$ 31,191
Same Store NOI - Cash Basis
Same Store Adjustments:
Straight line rent and above (below) market lease	(1)	(717)	136	411	550
Same Store NOI - Cash Basis	$ 30,819	$ 33,080	$ 31,581	$ 32,365	$ 30,716
Early termination revenue	-	150	23	6	75
Same Store NOI - Cash Basis excluding early termination revenue	$ 30,819	$ 32,930	$ 31,558	$ 32,359	$ 30,641
Same store occupancy at period end	97.5%	98.2%	98.3%	98.1%	97.7%
Percentage of total portfolio square footage	89.5%	92.2%	91.6%	91.6%	91.3%
Same Store NOI - GAAP Basis percent change[1]	-1.2%
Same Store NOI - Cash Basis percent change[1]	0.6%

1	Represents the year-over-year change between the three months ended September 30, 2024 and three months ended September 30, 2023.

Q3 2024 Supplemental | 14

Debt Summary

As of September 30, 2024

Unaudited ($ in thousands, except per-share amounts)

		Maturity Date	Interest Rate	Commitment	Principal Balance
Unsecured Debt:
KeyBank Line of Credit		August-25	6.41%[1,2]	$ 350,000	$ 196,400
$100m KeyBank Term Loan		August-26	3.00%[1,2]	100,000	100,000
$200m KeyBank Term Loan		February-27	3.03%[1,2]	200,000	200,000
$150m KeyBank Term Loan		May-27	4.40%[1,2]	150,000	150,000
Total / Weighted Average Unsecured Debt			4.37%	$ 800,000	$ 646,400

	Market	Maturity Date	Interest Rate	# of Buildings	Principal Balance
Secured Debt:
Allianz Loan	Jacksonville	April-26	4.07%	22	$ 60,383
Nationwide Loan	St. Louis	October-27	2.97%	2	14,712
Lincoln Life Gateway Mortgage[3]	St. Louis	January-28	3.43%	2	28,800
Minnesota Life Memphis Industrial Loan[3]	Memphis	January-28	3.15%	28	54,079
Midland National Life Insurance Mortgage[3,4]	Chicago	March-28	3.50%	1	10,506
Minnesota Life Loan	Multiple	May-28	3.78%	7	19,220
Transamerica Loan[4]	Chicago	August-28	4.35%	14	56,898
Total / Weighted Average Secured Debt			3.74%	76	$ 244,598
Total / Weighted Average Debt			4.20%		$ 890,998

1	For the month of September 2024, the one-month term SOFR for our unsecured debt was 5.195% and the one-month term SOFR for our borrowings under line of credit was at a weighted average of 4.980%. The spread over the applicable rate for the $100m, $150m, and $200m KeyBank Term Loans and KeyBank unsecured line of credit is based on the Company’s total leverage ratio plus the 0.1% SOFR index adjustment.
2	The one-month term SOFR for the $100m, $150m and $200m KeyBank Term Loans was swapped to a fixed rate of 1.504%, 2.904%, and 1.527%, respectively. A $100 million of the outstanding borrowings under the KeyBank unsecured line of credit was swapped to a fixed USD-SOFR rate at a weighted average of 4.754%.
3	Debt assumed at acquisition.
4	As of September 30, 2024, the Midland National Life Insurance Mortgage and the Transamerica Loan were reclassified to Real estate liabilities held for sale, net on our condensed consolidated balance sheet

Q3 2024 Supplemental | 15

Capitalization

As of September 30, 2024

Unaudited ($ in thousands, except per-share amounts)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net Debt:
Total Debt[1]	$ 890,998	$ 869,235	$ 872,059	$ 873,364	$ 893,877
Less: Cash	33,556	36,129	27,237	26,204	30,272
Net Debt	$ 857,442	$ 833,106	$ 844,822	$ 847,160	$ 863,605
Common Shares and Units Outstanding[2]	45,881	45,887	45,872	45,740	45,740
Closing Price (as of period end)	$ 22.60	$ 21.38	$ 22.50	$ 24.07	$ 20.95
Market Value of Common Shares[3]	$ 1,036,911	$ 981,064	$ 1,032,120	$ 1,100,962	$ 958,253
Preferred Units - Series C (outstanding borrowing + unpaid dividends)[4]	61,336	-	-	-	-
Total Market Capitalization[3,5]	$ 1,927,909	$ 1,850,299	$ 1,904,179	$ 1,974,326	$ 1,852,130
Dividend / Share (annualized)	$ 0.96	$ 0.96	$ 0.96	$ 0.90	$ 0.90
Dividend Yield (annualized)	4.2%	4.5%	4.3%	3.7%	4.3%
Total Debt-to-Total Market Capitalization	46.2%	47.0%	45.8%	44.2%	48.3%
Secured Debt as a % of Total Debt	27.5%	30.4%	30.6%	30.7%	42.4%
Unsecured Debt as a % of Total Debt	72.5%	69.6%	69.4%	69.3%	57.6%
Net Debt-to-Annualized Adjusted EBITDA (quarter annualized)	6.6x	6.4x	6.7x	6.5x	6.7x
Net Debt plus Preferred-to-Annualized Adjusted EBITDA (quarter annualized)	7.1x	6.4x	6.7x	6.5x	6.7x
Weighted Average Maturity of Total Debt (years)	2.2	2.7	2.7	3.0	3.0

1	Total Debt is not adjusted for the amortization of debt issuance costs or fair market premiums or discounts.
2	Common shares and units outstanding include 490 units outstanding at the end of each of the quarters presented.
3	Based on closing price as of last trading day of the quarter and common shares and units as of the period ended.
4	As of September 30, 2024, our outstanding principal amount associated with drawn principal is $60,910 plus unpaid cash and PIK dividends of $426.
5	Market value of shares and units plus total debt and preferred stock as of period end.

Q3 2024 Supplemental | 16

Net Asset Value Components

As of September 30, 2024

Unaudited ($ in thousands)

Net Operating Income

Three Months Ended September 30, 2024
Pro Forma Net Operating Income (NOI)
Total Operating NOI	$ 34,058
Pro Forma Effect of New Lease Activity[1]	270
Pro Forma Effect of Acquisitions[2]	359
Pro Forma Effect of Repositioning / Development[3]	1,483
Pro Forma NOI	$ 36,170
Amortization of above / below market lease intangibles, net	(299)
Straight-line rental revenue adjustment	(17)
Pro Forma Cash NOI	$ 35,854

Developable Land

Market	Owned Land (acres)[4]	Developable GLA (SF)[4]	Under Construction (SF)[5]	Est. Investment / Est. Completion	Under Development (SF)[5]
Atlanta	9	200,000
Chicago	11	220,000
Cincinnati	18	285,308			285,308
Jacksonville	12	95,587	52,920	$8.9M/Q4 ’24	42,667
Memphis	30	590,000
St. Louis	31	300,000
Charlotte	6	100,000
	117	1,790,895	52,920		327,975

Other Assets and Liabilities

As of September 30, 2024
Cash, cash held in escrow and restricted cash	$ 33,556
Other assets	$ 49,256
Construction in progress	$ 17,905
Accounts payable, accrued expenses and other liabilities	$ 83,397

Debt and Common Stock

As of September 30, 2024
Secured Debt	$ 244,598
Unsecured Debt	$ 646,400
Preferred Units - Series C	$ 61,336
Common shares and units outstanding[6]	45,881

Note: We have made a number of assumptions with respect to the pro forma effects and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired properties and / or fully stabilized the repositioning / development properties as of the beginning of the period. Refer to Glossary in this Supplemental Information for a definition and discussion of non-GAAP financial measures.

1	Represents the estimated incremental base rents from uncommenced new leases as if rent commencement had occurred as of the beginning of the period.
2	Represents the estimated impact of acquisitions as if they had been acquired at the beginning of the period.
3	Represents the estimated impact of properties that are undergoing repositioning or lease-up and development properties placed in-service as if the properties were stabilized and rents had commenced as of the beginning of the period.
4	Developable land represents acreage currently owned by us and identified for potential development. The developable gross leasable area (GLA) is based on the developable land area and a land to building ratio. Developable land and GLA are estimated and can change periodically due to changes in site design, road and storm water requirements, parking requirements and other factors. We have made a number of assumptions in such estimates and there can be no assurance that we will develop land that we own.
5	Under construction represents projects for which vertical construction has commenced. Under development represents projects in the pre-construction phase.
6	Common shares and units outstanding were 45,391 and 490 as of September 30, 2024 respectively.

Q3 2024 Supplemental | 17

Rentable Square Feet and Annualized Base Rent by Market

As of September 30, 2024

Unaudited ($ in thousands)

	# of Properties	# of Buildings	Occupancy	Total Rentable Square Feet	% Rentable Square Feet	ABR[2]	% ABR	Market Inventory (SF in millions)
Primary Markets[1]
Atlanta	11	13	99.9%	2,086,835	6.0%	$ 10,074	6.4%	847
Boston	1	2	100.0%	268,713	0.8%	2,351	1.5%	367
Charlotte	1	1	100.0%	155,220	0.4%	1,229	0.8%	380
Chicago	39	40	94.2%	6,624,335	19.0%	29,748	18.9%	1,409
Cincinnati	10	12	99.2%	2,710,964	7.8%	12,102	7.7%	360
Cleveland	16	19	98.8%	3,979,209	11.4%	18,951	12.1%	356
Columbus	14	14	100.0%	3,230,487	9.3%	12,308	7.8%	371
Indianapolis	17	17	91.8%	4,085,169	11.7%	14,616	9.3%	421
Memphis	29	63	94.8%	6,404,287	18.3%	27,638	17.6%	330
St. Louis	12	14	72.4%	3,219,689	9.2%	11,447	7.3%	342
Primary Total	150	195	93.8%	32,764,908	93.9%	$ 140,464	89.4%	5,183
Secondary Markets[1]
Jacksonville	8	28	99.6%	2,132,396	6.1%	$ 16,612	10.6%	163
Secondary Total	8	28	99.6%	2,132,396	6.1%	$ 16,612	10.6%	163
Total Portfolio	158	223	94.2%	34,897,304	100.0%	$ 157,076	100.0%	5,346

1	Inventory as defined by CoStar refers to the total square footage of buildings that have received a certificate of occupancy and are able to be occupied by tenants. It does not include space that is either planned, or under construction. Inventory square footage solely includes industrial buildings as of July 18, 2024. Our definitions of primary and secondary markets are based on this market inventory. Primary markets means metropolitan areas in the U.S, with more than 300 million square feet of inventory. While secondary markets consist of between 100 million and 300 million square feet of inventory.
2	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2024, multiplied by 12. Excludes rent abatements.

Q3 2024 Supplemental | 18

Operational & Portfolio Information

Q3 2024 Supplemental | 19

Leasing Activity

As of September 30, 2024

Unaudited

Lease Renewals and New Leases

Year	Type	Square Footage	Percent	Expiring Rent	New Rent	% Change	Tenant Improvements[1]	Lease Commissions[1]
2021	Renewals	2,487,589	49.3%	$ 4.25	$ 4.50	5.9%	$ 0.19	$ 0.10
	New Leases	2,557,312	50.7%	$ 3.76	$ 4.40	17.0%	$ 0.23	$ 0.22
	Total	5,044,901	100.0%	$ 4.00	$ 4.45	11.1%	$ 0.21	$ 0.16
2022	Renewals	4,602,355	60.2%	$ 4.31	$ 4.87	13.1%	$ 0.15	$ 0.16
	New Leases	3,041,526	39.8%	$ 3.51	$ 4.51	28.6%	$ 0.40	$ 0.23
	Total	7,643,881	100.0%	$ 3.99	$ 4.73	18.5%	$ 0.25	$ 0.19
2023	Renewals	3,945,024	70.4%	$ 3.75	$ 4.36	16.3%	$ 0.14	$ 0.15
	New Leases	1,654,919	29.6%	$ 3.82	$ 5.03	31.7%	$ 0.35	$ 0.35
	Total	5,599,943	100.0%	$ 3.77	$ 4.56	21.0%	$ 0.21	$ 0.21
Q1 2024	Renewals	928,217	66.9%	$ 4.71	$ 4.99	5.9%	$ 0.17	$ 0.12
	New Leases	459,760	33.1%	$ 3.41	$ 5.06	48.4%	$ 0.12	$ 0.20
	Total	1,387,977	100.0%	$ 4.28	$ 5.01	17.1%	$ 0.15	$ 0.14
Q2 2024	Renewals	1,610,786	88.9%	$ 4.09	$ 4.86	18.8%	$ 0.07	$ 0.10
	New Leases	201,153	11.1%	$ 5.97	$ 7.13	19.5%	$ 0.73	$ 0.54
	Total	1,811,939	100.0%	$ 4.30	$ 5.11	18.8%	$ 0.14	$ 0.15
Q3 2024	Renewals	598,858	54.7%	$ 3.83	$ 4.18	9.1%	$ 0.10	$ 0.13
	New Leases	496,257	45.3%	$ 4.07	$ 4.71	15.7%	$ 0.38	$ 0.25
	Total	1,095,115	100.0%	$ 3.94	$ 4.42	12.2%	$ 0.23	$ 0.18
YTD 2024[2]	Renewals	3,137,861	73.1%	$ 4.22	$ 4.77	13.0%	$ 0.11	$ 0.11
	New Leases	1,157,170	26.9%	$ 4.14	$ 5.27	27.3%	$ 0.36	$ 0.29
	Total	4,295,031	100.0%	$ 4.20	$ 4.90	16.7%	$ 0.19	$ 0.17

Note: Lease renewals and new lease activity excludes leases with terms less than six months, and leases associated with construction.

1	Shown as per dollar, per square foot, per year.
2	Executed leases scheduled to commence during 2024, which includes the third quarter activity, total an aggregate of 4,295,031 square feet, all of which are associated with terms of at least six months. The Company will experience a 16.7% increase in rental rates on a cash basis from these leases.

Q3 2024 Supplemental | 20

Leasing Activity (continued)

As of September 30, 2024

Unaudited

Lease Expiration Schedule

Year	Square Footage	ABR[1]	% of ABR Expiring[2]
Available	2,026,348	-	-
2024	370,995	$ 1,654,178	1.1%
2025	5,459,102	27,170,766	17.3%
2026	6,317,074	29,265,833	18.6%
2027	5,676,313	26,954,541	17.2%
2028	4,258,142	20,185,562	12.9%
Thereafter	10,789,330	51,844,824	32.9%
Total	34,897,304	$ 157,075,704	100.0%

% of Annual Base Rent Expiring2

1	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2024, multiplied by 12. Excludes rent abatements.
2	Calculated as annualized base rent set forth in this table divided by total annualized base rent as of September 30, 2024.

Q3 2024 Supplemental | 21

Leased Square Feet and Annualized Base Rent by Tenant Industry

As of September 30, 2024

Unaudited

Industry	Total Leased Square Feet	# of Leases	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Logistics & Transportation	8,740,991	83	26.6%	$ 36,473,478	23.2%	$ 4.17
Wholesale/Retail	2,577,500	32	7.8%	12,753,449	8.1%	4.95
Automotive	2,446,153	27	7.4%	11,437,384	7.3%	4.68
Home & Garden	2,086,713	21	6.3%	7,670,218	4.9%	3.68
Printing & Paper	1,947,228	16	5.9%	7,563,636	4.8%	3.88
Food & Beverage	1,719,933	24	5.2%	9,042,419	5.8%	5.26
Construction	1,484,570	39	4.5%	7,503,116	4.8%	5.05
Healthcare	1,362,185	52	4.1%	10,112,628	6.4%	7.42
Cardboard and Packaging	1,294,442	17	3.9%	5,927,889	3.8%	4.58
Plastics	1,226,467	16	3.7%	5,584,076	3.6%	4.55
Education	996,949	9	3.0%	5,266,595	3.4%	5.28
Industrial Equipment Components	877,285	25	2.7%	4,316,646	2.7%	4.92
Light Manufacturing	781,029	12	2.4%	3,376,087	2.1%	4.32
Other Industries[2]	5,329,511	164	16.5%	30,048,083	19.1%	5.64
Total	32,870,956	537	100.0%	$ 157,075,704	100.0%	$ 4.78

1	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2024, multiplied by 12. Excludes rent abatements.
2	Includes over 20 tenant industries for which the total leased square feet aggregates to less than 250,000 square feet or 3% of ABR.

Q3 2024 Supplemental | 22

Leased Square Feet and Annualized Base Rent by Type

As of September 30, 2024

Unaudited

Leased Square Feet and Annualized Base Rent by Lease Type
Lease Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	Annualized Base Rent[1]	% ABR	ABR Per Square Foot
Triple Net	27,216,425	431	82.8%	$ 127,554,300	81.2%	$ 4.69
Modified Net	3,637,032	59	11.1%	18,968,216	12.1%	5.22
Gross	2,017,499	47	6.1%	10,553,188	6.7%	5.23
Total	32,870,956	537	100.0%	$ 157,075,704	100.0%	$ 4.78
Leased Square Feet and Annualized Base Rent by Tenant Type
Tenant Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	Annualized Base Rent[1]	% ABR	ABR Per Square Foot
Multi-Tenant	17,008,631	428	51.7%	$ 88,397,947	56.3%	$ 5.20
Single-Tenant	15,862,325	109	48.3%	68,677,757	43.7%	4.33
Total	32,870,956	537	100.0%	$ 157,075,704	100.0%	$ 4.78
Leased Square Feet and Annualized Base Rent by Building Type
Building Type	Total Leased Square Feet	# of Buildings	% Leased Square Feet	Annualized Base Rent[1]	% ABR	ABR Per Square Foot
Warehouse/Distribution	21,218,231	131	64.6%	$ 90,263,943	57.5%	$ 4.25
Warehouse/Light Manufacturing	8,252,955	40	25.1%	39,728,468	25.3%	4.81
Small Bay Industrial[2]	3,399,770	52	10.3%	27,083,293	17.2%	7.97
Total	32,870,956	223	100.0%	$ 157,075,704	100.0%	$ 4.78

1	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2024, multiplied by 12. Excludes rent abatements.
2	Small bay industrial is inclusive of flex space totaling 595,267 leased square feet and annualized base rent of $7,158,551. Small bay industrial is multipurpose space; flex space includes office space that accounts for greater than 50% of the total rentable area.

Q3 2024 Supplemental | 23

Top 10 Tenants by Annualized Base Rent

As of September 30, 2024

Unaudited

Tenant	Market	Industry	# of Leases	Total Leased Square Feet	Expiration	ABR Per Square Foot	Annualized Base Rent[1]	% Total ABR
Accredo Health, Inc.[2]	Memphis	Healthcare	7	250,731	3/31/2030	$ 12.13	$ 3,040,599	1.9%
Geodis Logistics, LLC	St. Louis	Logistics & Transportation	1	624,159	8/31/2025	4.47	2,786,967	1.8%
Royal Canin U.S.A, Inc.	St. Louis	Wholesale/Retail	1	521,171	12/31/2026	4.89	2,549,829	1.6%
Houghton Mifflin Harcourt Company	Chicago	Education	1	513,512	3/31/2029	4.63	2,377,561	1.5%
ODW Logistics, Inc.	Columbus	Logistics & Transportation	1	772,450	6/30/2025	3.06	2,364,186	1.5%
Archway Marketing Holdings, Inc.	Chicago	Logistics & Transportation	3	503,000	3/31/2026	4.61	2,319,990	1.5%
ASW Supply Chain Services, LLC	Cleveland	Logistics & Transportation	5	577,237	11/30/2027	3.65	2,104,933	1.3%
Balta US, Inc.	Jacksonville	Home & Garden	2	629,084	10/31/2029	3.19	2,004,036	1.3%
Communications Test Design, Inc.	Memphis	Logistics & Transportation	2	566,281	12/31/2025	3.41	1,930,826	1.2%
Winston Products, LLC	Cleveland	Wholesale/Retail	2	266,803	4/30/2032	7.08	1,888,831	1.2%
Total Largest Tenants by Annualized Rent			25	5,224,428		$ 4.47	$ 23,367,758	14.8%
All Other Tenants			512	27,646,528		$ 4.84	$ 133,707,946	85.2%
Total Company Portfolio			537	32,870,956		$ 4.78	$ 157,075,704	100.0%

1	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2024, multiplied by 12. Excludes rent abatements.
2	Inclusive of 3 leases totaling 158,803 square feet lease set to expire on December 31, 2024 and a single 47,040 square foot lease set to expire December 31, 2029. The remaining balance of the square footage has an expiration date of March 31, 2030.

Q3 2024 Supplemental | 24

Lease Segmentation by Size

As of September 30, 2024

Unaudited

Square Feet	# of Leases	Total Leased Square Feet	Total Rentable Square Feet	Total Leased %	Total Leased % Excluding Repositioning[1]	Annualized Base Rent[2]	In-Place + Uncommenced ABR[3]	% of Total In-Place + Uncommenced ABR	In-Place + Uncommenced ABR Per SF4
< 4,999	62	167,387	235,879	71.0%	72.7%	$ 2,025,409	$ 2,035,496	1.3%	$ 12.16
5,000 - 9,999	82	595,105	702,428	84.7%	85.4%	5,267,358	5,267,358	3.3%	8.85
10,000 - 24,999	123	2,106,371	2,192,831	96.1%	96.1%	16,159,142	16,478,198	10.5%	7.82
25,000 - 49,999	95	3,412,522	3,689,169	92.5%	93.6%	21,273,039	21,273,039	13.5%	6.23
50,000 - 99,999	81	5,648,499	5,879,403	96.1%	96.0%	27,433,034	27,433,034	17.4%	4.86
100,000 - 249,999	66	10,488,119	10,661,159	98.4%	98.3%	46,793,098	46,793,098	29.8%	4.46
> 250,000	28	10,452,953	11,536,435	90.6%	100.0%	38,124,624	38,124,624	24.2%	3.65
Total/Weighted Avg.	537	32,870,956	34,897,304	94.2%	97.3%	$ 157,075,704	$ 157,404,847	100.0%	$ 4.79

1	Total Leased % Excluding Repositioning excludes vacant square footage being refurbished or repositioned.
2	Annualized base rent is calculated as monthly contracted base rent as of September 30, 2024, multiplied by 12. Excludes rent abatements.
3	In-Place + Uncommenced ABR calculated as in-place current annualized base rent as of September 30, 2024 plus annualized base rent for leases signed but not commenced as of September 30, 2024.
4	In-Place + Uncommenced ABR per SF is calculated as in-place current rent annualized base rent as of September 30, 2024 plus annualized base rent for leases signed but not commenced as of September 30, 2024, divided by leased square feet plus uncommenced leased square feet.

Q3 2024 Supplemental | 25

Capital Expenditures

Unaudited ($ in thousands)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Tenant improvements	$ 1,203	$ 480	$ 320	$ 375	$ 290
Lease commissions	$ 1,650	$ 927	$ 674	$ 505	$ 1,675
Total Recurring Capital Expenditures	$ 2,853	$ 1,407	$ 994	$ 880	$ 1,965
Capital expenditures	$ 5,692	$ 3,695	$ 664	$ 5,074	$ 5,638
Development	$ 2,537	$ 2,058	$ 2,336	$ 1,107	$ 2,494
Total Non-recurring Capital Expenditures	$ 8,229	$ 5,753	$ 3,000	$ 6,181	$ 8,132
Total Capital Expenditures	$ 11,082	$ 7,160	$ 3,994	$ 7,061	$ 10,097

Q3 2024 Supplemental | 26

Appendix

Q3 2024 Supplemental | 27

Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Non-GAAP Financial Measures Definitions:

Net Operating Income (NOI): We consider net operating income, or NOI, to be an appropriate supplemental measure to net income in that it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue and tenant reimbursements) less property-level operating expenses. NOI excludes depreciation and amortization, general and administrative expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items.

Cash Net Operating Income (Cash NOI): We define Cash NOI as NOI excluding straight-line rent adjustments and amortization of above and below market leases.

EBITDAre and Adjusted EBITDA: We define earnings before interest, taxes, depreciation and amortization for real estate in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss), computed in accordance with GAAP, before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, appreciation/(depreciation) of warrants, loss on impairments, and loss on extinguishment of debt. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock compensation, (ii) loss on extinguishment of debt, (iii) acquisition expenses (iv) the proforma impacts of acquisition, dispositions and developments and (v) non-cash impairments on real estate lease. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as supplemental measures of our operating performance as a real estate company as they are direct measures of the actual operating results of our industrial properties. EBITDAre and Adjusted EBITDA should not be used as measures of our liquidity and may not be comparable to how other REITs calculate EBITDAre and Adjusted EBITDA.

Funds From Operations (FFO): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance, thereby, providing investors the potential to compare our operating performance with that of other REITs. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO is as follows: Net Income (Loss) (calculated in accordance with GAAP), excluding: (i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We define FFO, consistent with the NAREIT definition. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends.

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Glossary (continued)

Non-GAAP Financial Measures Definitions (continued):

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO for items such as dividends paid (or declared) to holders of our preferred stock and redeemable non-controlling interest, acquisition and transaction related expenses for transactions not completed, loss on financing transaction, and certain non-cash operating expenses such as impairment on real estate lease, unrealized loss/(gain) on financing instruments, and loss on extinguishment of debt. We believe that Core FFO is a useful supplemental measure in addition to FFO by adjusting for items that are not considered by us to be part of the period-over-period operating performance of our property portfolio, thereby, providing a more meaningful and consistent comparison of our operating and financial performance during the periods presented below. As with FFO, our reported Core FFO may not be comparable to other REITs’ Core FFO, should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Adjusted Funds from Operations attributable to common stockholders (AFFO): Adjusted funds from operations, or AFFO, is presented in addition to Core FFO. AFFO is defined as Core FFO, excluding certain non-cash operating revenues and expenses, capitalized interest and recurring capitalized expenditures. Recurring capitalized expenditures include expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts Core FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, non-cash equity compensation and non-cash interest expense.

We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management's analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance.

As with Core FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Net Debt and Preferred Stock to Adjusted EBITDA: Net debt and preferred stock (inclusive of preferred stock and redeemable non-controlling interest) to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated and our pro rata share of unconsolidated joint venture debt less cash, cash equivalents, and restricted cash, plus preferred stock calculated at its liquidation preference as of the end of the period.

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Glossary (continued)

Other Definitions:

GAAP: U.S. generally accepted accounting principles.

Lease Type: We define our triple net leases in that the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term. We define our modified net leases in that the landlord is responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant. We define our gross leases in that the landlord is responsible for all aspects of and costs related to the property and its operation during the lease term.

Non-Recurring Capital Expenditures: Non-recurring capital expenditures include capital expenditures of long-lived improvements required to upgrade/replace existing systems or items that previously did not exist. Non-recurring capital expenditures also include costs associated with repositioning a property, redevelopment/development and capital improvements known at the time of acquisition.

Occupancy: We define occupancy as the percentage of total leasable square footage as the earlier of lease term commencement or revenue recognition in accordance to GAAP as of the close of the reporting period.

Recurring Capital Expenditures: Recurring capitalized expenditures includes capital expenditures required to maintain and re-tenant our buildings, tenant improvements and leasing commissions.

Replacement Cost: is based on the Marshall & Swift valuation methodology for the determination of building costs. The Marshall & Swift building cost data and analysis is widely recognized within the U.S. legal system and has been written into in law in over 30 U.S. states and recognized in the U.S. Treasury Department Internal Revenue Service Publication. Replacement cost includes land reflected at the allocated cost in accordance with Financial Accounting Standards Board ("FASB") ASC 805.

Same Store Portfolio: The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by the Company as of December 31, 2022. The Same Store Portfolio is evaluated and defined on an annual basis based on the growth and size of the consolidated portfolio. The Same Store Portfolio excludes properties that are classified as repositioning, lease-up during 2023 or 2024 (5 buildings representing approximately 1,553,000 of rentable square feet placed into service during 2023 or 2024) or under contract for sale. For 2024, the Same Store Portfolio consists of 146 properties aggregating 31.2 million rentable square feet. Properties that are being repositioned generally are defined as those properties where a significant amount of space is held vacant in order to implement capital improvements that enhance the functionality, rental cash flows, and value of that property. We define a significant amount of space at a property using both the size of the space and its proportion to the properties total square footage as a determinate. Our computation of same store NOI may not be comparable to other REITs.

Weighted Average Lease Term Remaining: The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.

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Glossary (Financials)

Balance Sheet:

Financing lease liability: As of September 30, 2024, we have a single finance lease in which we are the sublessee for a ground lease with a remaining lease term of approximately 31 years. Refer to our most recent Quarterly Report on Form 10-Q for expanded disclosure.

Forward contract asset: Represents the FMV of the Company’s contractual obligation to draw the undrawn $79.1 million of the Redeemable Non-controlling Series C Preferred Units as of the end of the period.

Interest rate swaps: Represents the fair value of the Company's interest rate swaps. We minimize the credit risk in our derivative financial instruments by transacting with various high-quality counterparties. Our exposure to credit risk at any point is generally limited to amounts recorded as assets on the accompanying consolidated balance sheets. A summary of the Company's interest rate swaps and accounting are detailed in Note 6 of our most recent Quarterly Report on Form 10-Q.

Net investment in sales-type lease: During Q1 2024, the tenant occupying a single tenant industrial property located in Columbus, Ohio, provided notice of its intention to exercise its option to purchase the property at a fixed price of $21,480. As a result, we reclassified the respective real estate property to net investment in sales-type lease totaling $21,480 on our condensed consolidated balance sheets, effective as of the date of tenant notice, in the following amounts: (i) $19,605 from Real estate properties, (ii) $8,094 from Accumulated depreciation, (iii) $877 from net Deferred lease intangible assets, and (iv) $1,062 from Other assets. Further, we recognized a Gain on sale of real estate of $8,030 related to this transaction. On August 30, 2024, we completed the sale of the property and recognized selling costs of $234.Earnings from our Net investment in sales-type lease are included in Rental revenue in the condensed consolidated statements of operations and totaled $213 and $0 for the three months ended September 30, 2024 and 2023, respectively, and $640 and $0 for the nine months ended September 30, 2024 and 2023, respectively. Prior to this reclassification to Net investment in sales-type lease, earnings from this lease were recognized in Rental revenue in the condensed consolidated statements of operations. Net investment in sales-type leases are assessed for credit loss allowances. No such allowances were recorded as of September 30, 2024 or December 31, 2023.

Real estate assets/liabilities held for sale, net: On Augst 26, 2024, the Operating Partnership (the “OP”) entered into a Contribution Agreement with an affiliate of Six Street Partners, LLC (the “Investor”), in which the Operating Partnership will contribute 34 wholly-owned properties located in and around Chicago (the “Chicago Properties”) into a joint venture with the Investor in which will be owned 35% by a wholly-owned subsidiary of the Operating Partnership and 65% by the Investor. The contribution and closing conditions of the joint venture is expected to occur during the fourth quarter of 2024. The aggregate purchase price for the Chicago Properties is $356,000, which includes the assumption by the joint venture of $56,898 of debt held by the OP that is currently outstanding with Transamerica Life Insurance Company and secured by certain Chicago Properties. An additional $10,506 of debt held by the OP outstanding with Midland Nation Life Insurance and secured by a single Chicago Property.

Upon execution of the Contribution Agreement, the carrying amount of the Chicago Properties were classified as "Real estate assets held for sale, net" and the corresponding carrying amount of the secured mortgages (the Transamerica Loan and the Midland National Life Insurance Mortgage) were classified "Real estate liabilities held for sale, net" on the condensed consolidated balance sheets. Upon classifying the Chicago Properties as being held for sale, the Company ceased recognizing depreciation on the Chicago Properties.

Unsecured debt, net: Includes borrowings under line of credit and term loans. Refer to Debt Summary in this Supplemental Information for additional details.

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Glossary (Financials)

Redeemable Non-controlling interest - Series C Preferred Units: On August 26, 2024, the Company, through its Operating Partnership (“OP”), issued 60,910 Non-Convertible Series C Preferred Units (“Series C Preferred Units”) at a price of $1,000 per Series C Preferred Unit, for gross proceeds of $60,910, to the Investor. Bundled with the issuance of the 60,910 Series C Units, the Operating Partnership also issued (i) a forward contract in which the OP will sell an addition 79,090 Series C Preferred Units at a price of $1,000 per unit for gross proceeds of $79,090 before May 23rd, 2025, and (ii) warrants that are exercisable into OP Partnership Units (see “Warrant Liability”). The gross proceeds at issuance were first allocated to the Warrants, resulting in the Company recognizing a book loss of $21 million and recording the Series C Preferred Units for a nominal amount of $0.01.

Holders are entitled to receive, on a cumulative basis, (i) distributions in the form of fully paid Series C Preferred Units known as “PIK Distributions” which will be payable at the “PIK Distribution Rate” and (ii) distributions in the form of cash known as “Cash Distributions” which will be payable at the “Cash Distribution Rate.”

The Cash Distribution Rate is a rate per annum equal to (a) 4.0% within the first 5 years after August 26, 2024 (the “Original Issue Date”), (b) 8.0% in the 6th and 7th years after the Original Issue Date, and (c) 12.0% starting from the 8th year after the Original Issue Date and each subsequent year thereafter. The PIK Distribution Rate is a rate per annum equal to (a) within the first 5 years after the Original Issue Date, 7.0% less the applicable Cash Distribution Rate, (b) in the 6th and 7th years after the Original Issue Date, the greater of: (i) 12.0% or (ii) SOFR plus 650 basis points less the applicable Cash Distribution Rate, and (c) from the 8th year after the Original Issue Date and each subsequent year thereafter, the greater of (i) 16.0% or (ii) SOFR plus 1,050 basis points, less the applicable Cash Distribution Rate. Both PIK and Cash Distributions are recognized within Net income (loss) attributable to non-controlling interest within our condensed consolidated statements of operation and are recognized as a deduction to FFO to derive Core FFO.

Warrant liability: Represents the FMV of the warrants issued by the OP on August 26, 2024, to issue and sell to the holder the right to purchase Operating Partnership Units (“OP Units”) as of the end of the respective period. As of September 30, 2024, the associated strike price and amount of units outstanding for each tranche of warrants are as follows:

-	The first tranche is for 4,456,832 OP Units with an initial strike price of $24.98 per unit
-	The second tranche is for 2,971,221 OP Units with an initial strike price of $25.97 per unit
-	The third tranche is for 4,456,832 OP Units with an initial strike price of $26.96 per unit

The warrants provide antidilution adjustments, as well as adjustments in the strike price of the warrants to an amount equal to the issuance price per common share or OP Unit if the Company or the OP issues (or otherwise sells) any shares/units of common stock, OP Units, or equity-linked securities and if the Company or the OP reprices or amends any of its existing equity-linked securities. Such adjustments include the occurrence of stock dividends, splits or combinations, the distribution of rights, options or warrants of the Company’s common stock, distribution if shares of capital stock or other property, cash dividends and distributions, tender or exchange offers made by the Company or the Parent for shares of common stock and degressive issuances.

Holders of the warrants will have the right to submit all, or any whole number of warrants that is less than all of their warrants for exercise at any time during the first 5 years after the date of issuance of the warrants. This can be extended to 7 years if the volume-weighted average price of the Common Stock for the 90 consecutive trading days ending on the 5th anniversary of the issuance date is equal to or less than the Strike Price of the warrants.

Upon the exercise of any warrant, the Company at its election will settle such exercise by paying or delivering OP Units according to either a physical or cashless settlement. In the event the Company elects to deliver OP units upon settlement, the holder can elect to exchange the OP Units into common shares of the Company on a one-to-one basis, however, the Company can elect to settle these OP Units for either cash or shares of the Company’s common stock.

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Glossary (Financials)

Consolidated Statements of Operations:

Gain on sale of real estate: During Q1 2024, the tenant occupying an industrial property located in Columbus, Ohio, provided notice of its intention to exercise its option to purchase the property. We re-evaluated the lease classification of the lease in accordance to ASC 842, Leases, concluding that the lease had transitioned to a sales-type lease, thereby recognizing a $8,030 gain on sale of real estate during Q1 2024. On August 30, 2024, we completed the sale of the property and recognized selling costs of $234. During Q2, 2024, the Company sold one 221,911 square foot property in Kansas City, MO, recognizing a net gain of $849.

Loss on financing transaction: Loss on financing transaction incurred during the three and nine months ended September 30, 2024, is comprised by the initial loss of on the issuance of the Redeemable Non-controlling interest - Series C Preferred Units, the forward contract asset, and the warrants issued August 26, 2024, origination and transactions costs incurred as part of the financing transaction and the change in the respective fair market value of the future contract asset and warrants between the issuance date and September 30, 2024. Such costs are added back to our FFO to derive Core FFO as they are not considered by us to be part of the period-over-period operating performance of our property portfolio.

Net income (loss) per share attributable to common stockholders – Basic and Diluted: Refer to the Q3 2024 Quarterly Report on Form 10-Q for additional information.

Non-GAAP Measurements:

Gain on sale of real estate: See definition above in the Consolidated Statements of Operations section.

Loss on financing transaction: See definition above in the Consolidated Statements of Operations section.

Pro forma effect of acquisitions/developments: Represents the estimated impact of wholly owned acquisitions and development properties as if they had been acquired or stabilized on the first day of each respective quarter in which the acquisitions occurred or developments were placed in-service. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired properties and/or placed the development properties in-service as of the beginning of the respective periods.

Recurring capital expenditures: Excludes non-recurring capital expenditures of $8,229 and $8,132 for the three months ended September 30, 2024 and 2023, respectively and $16,982 and $24,185 for the nine months ended September 30, 2024 and 2023, respectively.

Redeemable Non-controlling interest - Series C Preferred Units: See definition on page 32 in the Balance Sheet section.

Weighted-average common shares and units outstanding: Weighted-average common shares and units outstanding includes common stock, OP units, and restricted stock units as of September 30, 2024 and excludes 36,712 performance stock units as they are deemed to be non-participatory.

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